Exhibit 99.1

Gentherm Reports 2021 Third Quarter Results

Automotive Revenue Continued to Significantly Outperform Light Vehicle Production

Secured $260 Million in New Automotive Awards

Updates 2021 Guidance

NORTHVILLE, Michigan, October 28, 2021 /Global Newswire/ - Gentherm (NASDAQ:THRM), a global market leader of innovative thermal management technologies, today announced its financial results for the third quarter ended September 30, 2021.

Third Quarter Highlights

•	Product revenues of $243.4 million decreased 6.2% from $259.5 million in the 2020 third quarter
•	Excluding the impact of foreign currency translation, product revenues decreased 7.3% year over year
•	GAAP diluted earnings per share was $0.47 as compared to $0.73 in the prior-year period
•	Adjusted earnings per share (see table herein) was $0.51 as compared to $0.91 in the prior-year period
•	Secured automotive new business awards totaling $260 million

Phil Eyler, the Company's President and CEO, said “I am proud of the team for their strong execution in the third quarter, despite the unprecedented global supply chain disruption and production volatility. In Automotive, we continued to significantly outperform light vehicle production in the key markets we serve and secured $260 million of new awards from auto makers around the world. Importantly, 40% of these awards are for electric vehicles. In Medical, we are gaining market share with strong demand for Blanketrol®. I am especially pleased that we increased cash flow from operations by over 40% in the third quarter compared to the same period last year.”

“While supply disruptions and production volatilities will remain challenging in the foreseeable future, our relentless focus on operational execution, innovation and cash flow generation position us well to continue to drive shareholder value over the long term,” continued Eyler.

2021 Third Quarter Financial Review

Product revenues of $243.4 million decreased $16.2 million, or 6.2%, in the third quarter of 2021 as compared to the prior-year period. Excluding the impact of foreign currency translation, product revenues decreased 7.3% year over year.

Automotive revenues decreased 6.7% year over year, as decreases in Climate Control Seat (CCS®), Seat Heaters and Electronics offset revenue increases in all other product categories. Adjusting for foreign currency translation, organic Automotive revenues decreased 7.8% year over year. According to IHS Markit, actual light vehicle production decreased by 22.6% when compared to the third quarter of 2020 in the Company’s key markets of North America, Europe, China, Japan and Korea.

Gentherm Medical revenue increased 5.9% year over year, primarily due to higher Blanketrol® and Hemotherm sales.

See the “Revenue by Product Category” table included below for additional detail.

The gross margin rate decreased to 28.5% in the current-year period versus 31.8% in the prior-year period, primarily as a result of the negative impact from industry-wide supply chain disruptions, annual customer price reductions as well as wage and material inflation. These were partially offset by cost recoveries from customers and supplier cost reductions.

Net research and development expenses of $20.6 million in the third quarter of 2021 increased $2.5 million, or 13.9%, year over year as the company increased investments in ClimateSenseTM and battery performance solutions, partially offset by higher R&D reimbursement.

Selling, general and administrative expenses of $27.3 million in the third quarter of 2021 increased $1.6 million, or 6.2%, versus the prior-year period. The year-over-year increase was primarily driven by the absence of temporary COVID-19 cost reduction measures that were taken by the Company in the third quarter of 2020.

Restructuring expenses for the third quarter of 2021 were $0.7 million, as compared to $0.3 million incurred in the prior-year period, as a result of the restructuring plan to improve the Company’s manufacturing productivity and rationalize its footprint.

As described more fully in the table included below, “Reconciliation of Net Income to Adjusted EBITDA,” the Company recorded Adjusted EBITDA of $30.5 million during the third quarter of 2021 compared to $50.1 million in the prior year, a year-over-year decrease of $19.7 million or 39.2%.

Income tax expense in the 2021 third quarter was $4.6 million, as compared with $9.6 million in the prior-year period. The effective tax rate was 22.9% for the current-year quarter.

GAAP diluted earnings per share for the third quarter of 2021 was $0.47 compared with $0.73 for the prior-year period. Adjusted diluted earnings per share, excluding non-cash purchase accounting impact, unrealized currency gain, restructuring expenses and other impacts (see table herein), was $0.51. Adjusted diluted earnings per share in the prior-year period was $0.91.

Guidance

The Company is updating its full-year 2021 guidance that was last provided on September 14, 2021:

•	Product revenues between $1.02 billion and $1.05 billion, based on the current forecast of customer orders, production outlook, supply chain constraints and current foreign exchange rates
•	Adjusted EBITDA between 14% and 15% of product revenues
•	Full-year effective tax rate between 20% and 22%
•	Capital expenditures between $40 million and $50 million

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13724009.

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available approximately two hours after the call until 11:59 pm Eastern Time on November 11, 2021. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13724009.

Investor Relations Contact
Yijing Brentano

investors@gentherm.com
(248) 308-1702

Media Contact

Melissa Fischer

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 11,000 employees in facilities in the United States, Germany, China, Hungary, Japan, Korea, North Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including:

▪

the COVID-19 pandemic and its direct and indirect adverse impacts on the automobile and medical industries, global supply chain and global economy, which had, and may continue to have, an adverse effect on, among other things, the Company’s results of operations, financial condition, cash flows, liquidity, borrowing availability under the Company’s revolving credit facility, business operations, and stock price;

▪	the loss of any key suppliers, or any material delays in the supply chain of the Company or the OEMs and Tier 1s supplied by the Company, including resulting from a shortage of key components (such as the significant supply disruptions currently faced by the automotive industry, including relating to semiconductors);
▪	reductions in the Company’s manufacturing capacity and productivity due to adverse impacts of shifts and turnover in the labor market;
▪	the Company’s failure to be in compliance with covenants under its debt agreements, which could result in the amounts outstanding thereunder being accelerated and becoming immediately due and payable;
▪	the Company’s ability to obtain additional financing by accessing the capital markets, which may not be available on acceptable terms or at all;
▪	the macroeconomic environment, including its impact on the automotive industry, which is cyclical;
▪	any significant declines or slower growth than anticipated in light vehicle production, and in particular in markets for electric vehicles;
▪	market acceptance of the Company’s existing or new products, and new or improved competing products developed by competitors with greater resources;
▪	shifting customer preferences, including due to the evolving use of automobiles and technology;
▪	the Company’s ability to project future sales volumes, based on which the Company manages its business;
▪	reductions in new business awards, which were limited in 2020, and could be limited in the future, due to COVID-19, global supply chain challenges and related uncertainties;
▪	the Company’s ability to convert new business awards into product revenues;
▪	managing the Company’s growth effectively and to integrate successfully any recent business ventures, acquisitions, and strategic investments and alliances into the Company’s business;
▪	the loss or insolvency of any of the Company’s key customers;
▪	the impact of price downs in the ordinary course, or additional increased pricing pressures from the Company’s customers;
▪	the feasibility of Company’s development of new products on a timely, cost effective basis, or at all;
▪	security breaches and other disruptions to the Company’s IT systems;
▪	work stoppages impacting the Company, its suppliers or customers;
▪	changes in free trade agreements or the implementation of additional tariffs, and the Company’s ability to pass-through tariff costs;
▪	unfavorable changes to currency exchange rates;
▪	the Company’s ability to protect its intellectual property in certain jurisdictions;
▪	the Company’s ability to effectively implement ongoing restructuring and other cost-savings measures or realize the full amount of estimated savings; and
▪	compliance with, and increased costs related to, domestic and international regulations.

The foregoing risks should be read in conjunction with the Company's filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, the business outlook discussed in this release does not include the potential impact of any business combinations, acquisitions, divestitures, strategic investments and other significant transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Product revenues	$243,384	$259,540	$797,924	$624,214
Cost of sales	173,997	176,935	561,655	448,807
Gross margin	69,387	82,605	236,269	175,407
Operating expenses:
Net research and development expenses	20,590	18,070	56,420	51,171
Selling, general and administrative expenses	27,344	25,745	83,093	73,474
Restructuring expenses	749	284	3,631	3,452
Total operating expenses	48,683	44,099	143,144	128,097
Operating income	20,704	38,506	93,125	47,310
Interest expense, net	(515)	(1,259)	(2,184)	(3,368)
Foreign currency gain (loss)	133	(2,883)	391	(5,562)
Other income (loss)	10	(615)	13	2,531
Earnings before income tax	20,332	33,749	91,345	40,911
Income tax expense	4,646	9,603	17,959	15,214
Net income	$15,686	$24,146	$73,386	$25,697
Basic earnings per share	$0.47	$0.74	$2.22	$0.79
Diluted earnings per share	$0.47	$0.73	$2.19	$0.78
Weighted average number of shares – basic	33,178	32,624	33,075	32,631
Weighted average number of shares – diluted	33,609	32,958	33,489	32,924

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(In thousands)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Climate Control Seat (CCS)	$89,991	$97,058	(7.3)%	$297,393	$229,465	29.6%
Seat Heaters	61,516	73,471	(16.3)%	208,101	171,345	21.5%
Steering Wheel Heaters	24,578	22,506	9.2%	80,139	49,721	61.2%
Automotive Cables	19,465	18,917	2.9%	66,686	50,890	31.0%
Battery Performance Solutions (BPS)	16,928	15,956	6.1%	52,265	33,818	54.5%
Electronics	11,567	14,463	(20.0)%	41,324	38,327	7.8%
Other Automotive	8,983	7,393	21.5%	21,595	17,056	26.6%
Subtotal Automotive segment	233,028	249,764	(6.7)%	767,503	590,622	29.9%
Medical segment	10,356	9,776	5.9%	30,421	33,592	(9.4)%
Total Company	$243,384	$259,540	—	$797,924	$624,214	—

Foreign currency translation impact	2,832	—		24,824	—
Total Company, excluding foreign currency translation impact	$240,552	$259,540	(7.3)%	$773,100	$624,214	23.9%

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$15,686	$24,146	$73,386	$25,697
Add back:
Depreciation and amortization	9,859	10,129	29,182	30,129
Income tax expense	4,646	9,603	17,959	15,214
Interest expense	515	1,259	2,184	3,368
Adjustments:
Restructuring expense	749	284	3,631	3,452
Unrealized currency (gain) loss	(1,039)	4,117	(1,345)	6,491
Gain on sale of patents	—	—	—	(1,978)
Acquisition and divestiture expenses	65	608	1,023	608
Adjusted EBITDA	$30,481	$50,146	$126,020	$82,981

Product revenues	$243,384	$259,540	$797,924	$624,214
Adjusted EBITDA %	12.5%	19.3%	15.8%	13.3%

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”), free cash flow, Net Debt and Revenue excluding the impact of foreign currency translation, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives.  The Company defines Free Cash Flow as Net cash provided by operating activities less Purchases of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines Revenue excluding the impact of foreign currency translation as revenue, less the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates.

The Company’s reconciliations are included in this release or can be found in the supplemental materials furnished as Exhibit 99.2 to the Company’s Form 8-K dated October 28, 2021.

In evaluating its business, the Company considers and uses Free Cash Flow and Net Debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income, revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. Such forward-looking non-GAAP measures may differ significantly from the corresponding GAAP measures, due to depreciation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods.

GENTHERM INCORPORATED

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$15,686	$24,146	$73,386	$25,697
Non-cash purchase accounting impact	2,141	2,259	6,241	6,543
Restructuring expenses	749	284	3,631	3,452
Unrealized currency (gain) loss	(1,039)	4,117	(1,345)	6,491
Gain on sale of patents	—	—	—	(1,978)
Acquisition and divestiture expenses	65	608	1,023	608
Tax effect of above	(566)	(1,435)	(2,557)	(3,764)
Adjusted net income	$17,036	$29,979	$80,379	$37,049

Weighted average shares outstanding:
Basic	33,178	32,624	33,075	32,631
Diluted	33,609	32,958	33,489	32,924

Earnings per share, as reported:
Basic	$0.47	$0.74	$2.22	$0.79
Diluted	$0.47	$0.73	$2.19	$0.78
Adjusted earnings (loss) per share:
Basic	$0.51	$0.92	$2.43	$1.14
Diluted	$0.51	$0.91	$2.40	$1.13

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$195,086	$268,345
Accounts receivable, net	182,324	211,672
Inventory:
Raw materials	89,017	68,362
Work in process	12,460	8,247
Finished goods	52,819	45,792
Inventory, net	154,296	122,401
Other current assets	41,997	41,188
Total current assets	573,703	643,606
Property and equipment, net	155,788	152,581
Goodwill	66,769	68,024
Other intangible assets, net	39,140	46,421
Operating lease right-of-use assets	24,718	30,642
Deferred income tax assets	67,307	73,912
Other non-current assets	16,553	7,653
Total assets	$943,978	$1,022,839
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$124,000	$116,043
Current lease liabilities	5,948	6,032
Current maturities of long-term debt	2,500	2,500
Other current liabilities	82,905	81,409
Total current liabilities	215,353	205,984
Long-term debt, less current maturities	37,500	189,934
Non-current lease liabilities	20,313	24,233
Pension benefit obligation	7,531	8,163
Other non-current liabilities	7,801	8,194
Total liabilities	$288,498	$436,508
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 33,224,779 and 32,921,341 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	135,449	121,073
Paid-in capital	5,980	7,458
Accumulated other comprehensive loss	(32,117)	(14,982)
Accumulated earnings	546,168	472,782
Total shareholders’ equity	655,480	586,331
Total liabilities and shareholders’ equity	$943,978	$1,022,839

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating Activities:
Net income	$73,386	$25,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,430	30,777
Deferred income taxes	3,867	3,583
Non-cash stock based compensation	9,422	6,569
Change in defined benefit pension plans	(650)	(433)
Loss on disposition of property and equipment	638	562
Gain on sale of patents	—	(1,978)
Changes in assets and liabilities:
Accounts receivable, net	26,162	(33,250)
Inventory	(34,019)	4,645
Other assets	10	(57)
Accounts payable	9,231	24,272
Other liabilities	(371)	12,914
Net cash provided by operating activities	117,106	73,301
Investing Activities:
Purchases of property and equipment	(29,585)	(11,613)
Acquisition of intangible assets	—	(3,141)
Proceeds from the sale of patents and property and equipment	11	1,068
Acquisition of business	(2,827)	—
Cost of technology investments	(7,557)	—
Net cash used in investing activities	(39,958)	(13,686)
Financing Activities:
Borrowing of debt	—	201,193
Repayments of debt	(151,993)	(87,688)
Cash paid for the repurchase of Common Stock	—	(9,092)
Proceeds from the exercise of Common Stock options	7,467	6,828
Cash paid for the cancellation of restricted stock	(3,991)	(811)
Acquisition contingent consideration payment	(69)	(618)
Net cash (used in) provided by financing activities	(148,586)	109,812
Foreign currency effect	(1,821)	6,664
Net (decrease) increase in cash, cash equivalents and restricted cash	(73,259)	176,091
Cash, cash equivalents and restricted cash at beginning of period	268,345	52,948
Cash, cash equivalents and restricted cash at end of period	$195,086	$229,039
Supplemental disclosure of cash flow information:
Cash paid (refund) for taxes	$12,348	$(252)
Cash paid for interest	$1,823	$3,006

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